Exhibit 5.1

                             MOOMJIAN & WAITE, LLP
                                Attorneys at Law
                              --------------------

                          500 North Broadway, Suite 142
                            Jericho, New York 11753
                              --------------------

                            Telephone: (516) 937-5900
                            Facsimile: (516) 937-5050
                          Internet: www.mwllplaw.com



                                                          January 27, 2003

Board of Directors
Smith-Midland Corporation
Route 28, P.O. Box 300
Midland, Virginia 22728

         Re:  Smith-Midland Corporation
              Registration Statement on Form S-8
              ----------------------------------
Gentlemen:

              It is our opinion that the sale of the shares (the "Shares") of common stock, par value $.01 per share, of Smith-Midland Corporation (the "Company"), being registered with the Securities and Exchange Commission pursuant to the Registration Statement of the Company on Form S-8, which Shares are to be offered to the Company's employees, directors, consultants and advisors pursuant to the Company's 1994 Stock Option Plan, as amended, will, when sold and paid for, be validly issued, fully paid and non-assessable.

              We consent to the filing of this opinion as Exhibit 5.1 to the aforesaid Registration Statement. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.


                                             Very truly yours,

                                             MOOMJIAN & WAITE, LLP



                                             By:  /s/ Gary T. Moomjian
                                                -------------------------------
                                                Gary T. Moomjian, Member